EXHIBIT 99.1

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC. ANNOUNCES INTENT TO CONVENE AND ADJOURN ITS SPECIAL MEETING

Reston, Virginia, November 4, 2015 - Global Defense & National Security Systems, Inc. (“GDEF” or the “Company”; NASDAQ: GDEF) announced today that it intends to convene and then adjourn, without conducting any business, its special meeting in lieu of the 2015 annual meeting of stockholders (the “Special Meeting”), to be held on November 5, 2015, at 11:00 a.m. Eastern Time and reconvene on November 12, 2015, at 11:00 a.m. Eastern Time to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission on October 22, 2015 (the “Proxy Statement”), including the proposal to approve the business combination between GDEF and STG Group, Inc. The Special Meeting will still be held at 2000 Pennsylvania Avenue, N.W. Suite 6000, Washington, D.C. 20006.

Stockholders of record at the close of business on October 21, 2015 are entitled to receive notice of the special meeting and to vote the shares of common stock of GDEF owned by them at the Special Meeting. If you have already returned a validly executed proxy card, your shares will remain voted unless you revoke your prior proxy before the Special Meeting. You may change your vote by submitting a subsequent proxy. You may change your vote by submitting a later-dated, executed proxy card by mail or following the voting instructions (including any telephone or Internet voting instructions) provided by your broker or bank if your shares are held in ‘‘street name,’’ in each case in accordance with the instructions provided in the under ‘‘Special Meeting in Lieu of 2015 Annual Meeting of GDEF Stockholders’’ in the Proxy Statement prior to the special meeting or attending the special meeting in person and voting. You also may revoke your proxy by sending a notice of revocation to our secretary, which must be received by our secretary prior to the special meeting.

As further described in the Proxy Statement, GDEF’s public stockholders will be entitled to exercise redemption rights by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided. In connection with tendering your shares for redemption, you must elect either to physically tender your stock certificates to American Stock Transfer & Trust Company, LLC, our transfer agent, at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attn: AST Proxy Department, by two business days prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. Certificates that have not been tendered in accordance with these procedures by two business days prior to the special meeting will not be redeemed for cash. In the event that you tender your shares and decide prior to the special meeting that you do not want to redeem your shares, you may withdraw the tender at any time prior to the time that the Business Combination Proposal is approved.

Additional Information About the Transaction and Where to Find It

In connection with the transaction between the Company and STG pursuant to the Stock Purchase Agreement, dated as of June 8, 2015, by and among the Company, STG, the stockholders of STG, and Simon Lee as Stockholders’ Representative, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 22, 2015. The Company also filed a preliminary proxy statement with the SEC on November 3, 2015 for its proposal to amend and restate its amended and restated certificate of incorporation to extend the amount of time it has to complete the business combination from 25 months to 26 months (the “Extension Proposal”) and will file a definitive proxy statement. Investors are urged to read the preliminary proxy statement for the Extension Proposal and the definitive proxy statement for the proposed transaction and the Extension Proposal when it becomes available (including all amendments and supplements), because they contain important information. Investors may obtain free copies of these proxy statements, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). The definitive proxy statement for the proposed transaction has been, and the definitive proxy statement for the Extension Proposal will be, mailed to stockholders of the Company after a record date to be established for voting upon the proposed transaction and Extension Proposal, respectively. These documents may also be obtained for free from the Company’s Investor Relations web site (http://investor.gdef.com/) or by directing a request to the Company at: Global Defense & National Security Systems, Inc., 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, VA 20190.

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 25, 2015. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the transaction by reading the preliminary proxy statement regarding the transaction, which has been filed with the SEC, and the definitive proxy statement regarding the transaction, which will be filed with the SEC.

Forward Looking Statements

This written communication contains forward-looking statements that involve risks and uncertainties, including risks and uncertainties concerning the Company’s proposed Business Combination, STG’s expected financial performance, as well as STG’s strategic and operational plans. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the proposed business combination transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the possibility that the Company may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. The Company is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.